FIFTH AMENDMENT TO MANAGEMENT AGREEMENT
(AL GMAC FACILITIES)

This Agreement is made and entered into effective as of the 1st day of June, 2004 (the “Effective Date”) by and among Emeritus Management LLC, a Washington limited liability company (“Manager”), Emeritus Corporation, a Washington corporation (“Emeritus”) and AL Investors LLC, a Delaware limited liability company (“AL Investors”) for itself and as sole managing member on behalf of each of the Facilities Entities as set forth in Exhibit A (collectively, the “Facility Entities” and each a “Facility Entity”) (AL Investors and the respective Facility Entity which owns a Facility are sometimes collectively referred to herein as “Owner” or with respect to all of the Facilities “Owners”).
RECITALS

A. Owners, Manager and Emeritus are parties to a Management Agreement with Option to Purchase dated December 30, 1998, as amended by (1) First Amendment to Management Agreement with Option to Purchase, dated March 22, 2001 (the “First Amendment”), (2) Second Amendment to Management Agreement with Option to Purchase dated January 1, 2002 (the “Second Amendment”), (3) Waiver, Consent and Amendment to Management Agreement dated May 1, 2002 (“Laurel Place Waiver”), (4) Third Amendment to Management Agreement dated as of June 30, 2003 (“Third Amendment”), (5) Termination of Memorandum of Management Agreement With Option to Purchase for Laurel Place (“Park Place Waiver”), (6) Termination of Memorandum of Management Agreement with Option to Purchase (Madison Glen) (“Madison Glen Waiver”) and (7) Fourth Amendment to Management Agreement with Option to Purchase dated April 30, 2004 (the “Management Agreement”) with respect to the Facilities (as defined in the Management Agreement).

B. One of the owners, AL Investors Grand Terrace, LLC (the “Grand Terrace Owner”), has agreed to sell one of the Facilities, known as Grand Terrace (or The Terrace) and located at 22325 Barton Road, Grand Terrace, California (the “Grand Terrace Facility”) to Grand Terrace Assisted LP (“Purchaser”) and the Purchaser has agreed concurrently therewith to lease the Grand Terrace Facility back to Emeritus pursuant to a Master Lease Agreement dated as of ___________, 2004 (the “Master Lease”).

C. Emeritus has applied for a license to operate the Grand Terrace Facility but as of the Effective Date, Emeritus’ license application is still pending.

D. In light of the fact that Emeritus has not secured its license as of the Effective Date with respect to the Grand Terrace Facility, Emeritus has agreed to sublease the Grand Terrace Facility back to the Grand Terrace Owner (the “Sublease”) and Manager has agreed to continue to manage the Grand Terrace Facility under the terms of the Management Agreement, subject to certain agreed upon amendments thereto.

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E. The Management Agreement provides that it may be amended by written instrument signed by the parties thereto.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:
1. Section 2.1 is hereby amended to provide that the Management Agreement shall expire as to the Grand Terrace Facility on, and that the “Termination Date” shall be, as to the Grand Terrace Facility, the date on which Emeritus is issued a license by the State of California to operate the Grand Terrace Facility as a residential care facility for the elderly (the “License”). The parties agree to confirm in writing the Termination Date with respect to the Grand Terrace Facility.

2. The first sentence of Section 3.4(h) is hereby amended by inserting the following at the end thereof: “or, in the case of the Grand Terrace Facility only, cause such Facility to comply with the applicable covenants and provisions of the Master Lease, a true and correct copy of which has been provided to Manager, to the extent such covenants and provisions relate to the operation, management, compliance with Legal Requirements and conditions of the Grand Terrace Facility, including, but not limited to the provisions of the Master Lease related to Minimum Qualified Capital Expenditures (as that term is defined in the Master Lease).”

3. The last sentence of Section 3.4(h) is hereby amended by inserting the following at the end thereof: “or, in the case of the Grand Terrace Facility, under the Master Lease.”

4. Section 3.4(m) is hereby amended by inserting the following immediately prior to the phrase “applicable to Emeritus” in the last line: “or, in the case of the Grand Terrace Facility only, cause such Facility to comply with the terms and provisions of the Sublease.”

5. Section 3.5.2 is hereby amended by inserting the following language at the end of the parenthetical which appears in the second line: “ or, in the case of the Grand Terrace Facility, liens created under terms of the Master Lease.”

6. Section 5 is hereby amended by inserting the following at the end thereof: “Notwithstanding the foregoing, in the case of the Grand Terrace Facility, Managers shall be deemed to be in compliance with their obligations under this Section 5, provided that from and after the Effective Date and until the Termination Date, Manager shall cause such Facility to maintain the insurance required by the terms of the Master Lease and shall cause Owner to be named as an insured or additional insured with respect to all general and professional liability insurance so maintained by Manager.”

7. Section 6.1 is hereby amended by inserting the following as a new clause (g): “(g) from and after the Effective Date but only with respect to the Grand Terrace Facility, (i) any liability, damage, loss, obligation, penalty, cost or other expense whatsoever,

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arising from the leasing or operation of the Grand Terrace Facility or any business conducted therein and (ii) any other liability arising from and after the Effective Date under the Master Lease or the Sublease or otherwise with respect to the Grand Terrace Facility, except to the extent due to the gross negligence or willful misconduct of the Grand Terrace Owner.”
8. The first sentence of Section 8.3 is hereby amended by inserting the following at the end thereof: “provided, however, in the case of the Grand Terrace Facility only, from and after the Effective Date, all of the Operating Deficits thereof shall be funded by Manager and Baty shall have no further liability with respect thereto nor shall Baty have any obligation to reimburse Manager for any amounts so funded by Emeritus.”

9. The second sentence of Section 8.3 is hereby amended by inserting the following at the beginning thereof: “Except as otherwise specifically provided herein with respect to the Grand Terrace Facility…”

10. Each of Sections 8.6.2, 8.6.3 and 8.6.4 is hereby amended by inserting the following at the end thereof: :provided, however, from and after the Effective Date, the financial reports required by this Section shall not be required to include the results of the Grand Terrace Facility.”

11. Section 8.6.5 is hereby amended by inserting the following at the end thereof: “or to the Landlord as more particularly defined in the Master Lease, in the case of the Grand Terrace Facility.”

12. Sections 8.6.9 and 8.7, as well as any other places in the Management Agreement in which the term “Mortgagee” appears are hereby amended by inserting after each such reference the phrase “or in the case of the Grand Terrace Facility only, the Landlord.”

13. Section 9 is hereby amended by inserting the following at the end thereof: “Notwithstanding the foregoing, the parties acknowledge and agree that, in the case of the Grand Terrace Facility only, from and after the Effective Date the Management Agreement may only be terminated with respect to such Facility upon the issuance to Emeritus of the License.”

14. Section 10.2 is hereby amended by inserting the following at the end thereof: “Notwithstanding the foregoing, the parties acknowledge and agree that in the case of the Grand Terrace Facility only, from and after the Effective Date, the Grand Terrace Owner may not assign, transfer of encumber this Agreement or any right or interest herein or hereunder voluntarily or by operation of law or in any other manner.”

15. Section 11 is hereby amended by inserting the following at the end thereof: “Notwithstanding the foregoing, the parties acknowledge and agree that in the case of the Grand Terrace Facility only, from and after the Effective Date no Casualty or Condemnation shall result in a termination of this Agreement as to such Facility unless

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such Casualty or Condemnation results in a termination of the Master Lease with respect to such Facility.”

16. The parties acknowledge and agree that the definition of Facility or Facilities shall exclude the Grand Terrace Facility from and after the Termination Date with respect to the Grand Terrace Facility.

17. The definition of Impositions is hereby amended by inserting the following at the end thereof: “or, in the case of the Grand Terrace Facility only, shall have the meaning set forth in the Master Lease.”

18. The definition of Legal Requirements is hereby amended by inserting the following at the end thereof: “or, in the case of the Grand Terrace Facility only, shall have the meaning set forth in the Master Lease.”

19. The parties acknowledge and agree that it is their intent that this Amendment shall be effective concurrently with the commencement of the term of the Master Lease.

20. Except as specifically set forth herein, the Management Agreement shall remain in full force and effect as currently in effect.

21. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute but one and the same instrument.

22. This Agreement represents the entire and final agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions or writings between them. This Agreement may not be amended or modified except by written instrument signed by the parties hereto. No provision of this Agreement may be waived except by written instrument signed by the party granting the waiver.

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IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

EMERITUS MANAGEMENT LLC, a Washington limited liability company

By:   Emeritus Corporation
Its:   Sole Member

By:   /s/William M. Shorten________
Its:   Director of Real Estate Finance

EMERITUS CORPORATION

By:   /s/William M. Shorten________
Its:   Director of Real Estate Finance

AL INVESTORS LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Facility Entities.

               By:   /s/_Norm Brenden_______________
               Its:   _Manager__________________

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EXHIBIT A
THE FACILITY ENTITIES

AL Investors Phoenix LLC
AL Investors San Bernardino LLC
AL Investors Grand Terrace LLC
AL Investors Newark LLC
AL Investors Lecanto LLC
AL Investors Sarasota LLC
AL Investors Orlando LLC
AL Investors Bradenton LLC
AL Investors Pinellas Park LLC
AL Investors Sunrise LLC
AL Investors Hutchinson LLC
AL Investors Middleburg Heights LLC
AL Investors Greenville LLC
AL Investors Clarksville LLC
AL Investors Beaumont LLC
AL Investors Longview LP
AL Investors Wichita Falls LP
AL Investors Waco LP
AL Investors San Angelo LP
AL Investors Midland LP
AL Investors Amarillo LO
AL Investors Ogden LLC
AL Investors Ocean Shores LLC
AL Investors Casper LLC